UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2025
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Chief Financial Officer
On February 20, 2025, Five9, Inc. (the “Company”) announced that Barry Zwarenstein has decided to retire from his position as the Chief Financial Officer (“CFO”) of Five9, Inc. (the “Company”), effective as of March 31, 2025. In connection with Mr. Zwarenstein’s pending retirement, on February 20, 2025, the Company and Mr. Zwarenstein entered into an Employment Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, (i) from April 1, 2025 through June 30, 2025 (the “Transition Period”), Mr. Zwarenstein will remain employed by Five9 to assist with the transition of the role of CFO to his successor (but will no longer be an executive officer of the Company), and (ii) from July 1, 2025 through September 30, 2025 (the “Consulting Period”), Mr. Zwarenstein will continue to provide transition and advisory services as a consultant to the Company. As consideration for the transition and advisory services he provides during the Transition Period and the Consulting Period, Mr. Zwarenstein will be paid an hourly rate, will be eligible to earn a pro-rated potion of his 2025 annual bonus for the portion of 2025 that occurs prior to April 1, 2025, and will receive subsidized COBRA benefits during the Consulting Period, each as further described in the Transition Agreement. The Transition Agreement also contains customary terms including provisions regarding confidentiality and assignment of inventions.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to its complete text, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Appointment of Interim CFO
On February 20, 2025, the Company announced that the Board appointed Bryan Lee, 46, the Company’s current Executive Vice President of Finance, as the Company’s Interim Chief Financial Officer and Interim Principal Financial Officer, effective as of April 1, 2025 as the Company conducts a formal search process for the CFO position.
Mr. Lee has served as Executive Vice President, Finance of the Company since December 2024 and Treasurer of the Company since April 2024. Prior to that, Mr. Lee served as the Company’s Senior Vice President, FP&A from September 2019 to December 2024, Vice President, FP&A from April 2015 to September 2019 and Senior Director, FP&A from August 2014 to April 2015. In the role of Executive Vice President, Finance and Treasurer of the Company, he is responsible for overseeing the Company's financial planning, analysis and treasury functions, ensuring alignment with the Company’s strategic objectives. Previously, Mr. Lee was a Vice President of J.P. Morgan's Technology investment banking group, where he provided strategic advice on mergers and acquisitions, initial public offerings, and other financial transactions for technology clients. Mr. Lee holds a B.A. in Architecture from U.C. Berkeley and an MBA from U.C. Berkeley's Haas School of Business.
Effective upon Mr. Lee’s appointment, Mr. Lee will receive an annual base salary of $456,000 and will be eligible to earn an annual bonus with a target amount of 60% of his base salary under the Company’s 2025 Executive Bonus Program (or successor programs) prorated for the portion of 2025 that he serves as the Interim Chief Financial Officer and Interim Principal Financial Officer of the Company in 2025, subject to the achievement of corporate performance targets that the Compensation Committee approved in February 2025. In addition, Mr. Lee will be eligible to receive benefits under the Company’s 2019 Key Employee Severance Benefit Plan as a Tier 4 Participant. The Company will also grant Mr. Lee a restricted stock unit (“RSU”) award under the Company’s 2014 Equity Incentive Plan with the underlying shares having a dollar value of $2 million, which will vest as to 25% of the total number of shares subject to the RSU on December 3, 2025, and 18.75% of the total number of shares subject to the RSU every three months thereafter, in each case, subject to his continued service with the Company on each vesting date. The RSU award will be granted and calculated in accordance with the Company’s equity award grant policy and will otherwise be on the Company’s standard terms contained in the previously filed form of award agreement.
The Company and Mr. Lee previously entered into an indemnification agreement in the form previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015, which indemnification agreement will continue to be in effect following Mr. Lee’s appointment as the Interim Chief Financial Officer and Interim Principal Financial Officer of the Company. The indemnification agreement requires the Company to indemnify Mr. Lee to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, among other things.
There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Lee.
Item 7.01 Regulation FD Disclosure.
On February 20, 2025, the Company announced Mr. Zwarenstein’s retirement as the Company’s CFO effective as of March 31, 2025 and the appointment of Mr. Lee as the Company’s Interim Chief Financial Officer and Interim Principal Financial Officer effective as of April 1, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Transition Agreement between Five9, Inc. and Barry Zwarenstein, dated February 20, 2025.
99.1	Press Release issued by the Company on February 20, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: February 20, 2025	By:	/s/ Michael Burkland
Michael Burkland
Chief Executive Officer